Materion Corporation Reports Record Second Quarter Results
and Affirms 2023 Outlook

MAYFIELD HEIGHTS, Ohio - August 2, 2023 - Materion Corporation (NYSE: MTRN) today reported second quarter financial results and affirmed 2023 earnings guidance.
Second Quarter 2023 Highlights
•Net sales were $398.6 million; value-added sales1 were roughly flat year over year at $268.3 million
•Strong second quarter operating profit was $35.4 million; record second quarter adjusted EBITDA2 of $55.5 million versus $47.0 million in the prior year, an increase of 18%
•Second quarter records for both net income of $1.15 per share, diluted, and adjusted earnings of $1.38 per share
•Affirmed adjusted earnings outlook of $5.60 - $6.00/share
Growth Highlights
*Outperformed midterm adjusted EBITDA target margin of 20%
*Delivered eleventh consecutive quarter of adjusted EBITDA and EPS growth
*Robust pipeline of new customer projects positioning Materion for sustainable long-term market outgrowth

“I am proud of our global team for delivering record second quarter results despite significant softness in the semiconductor market,” Jugal Vijayvargiya, Materion President and CEO said. “The diversity of our portfolio combined with our proven operational excellence track record contributed to our performance and further demonstrated the underlying strength of our company.”
“Our deep technical expertise and strong customer partnerships continue to yield fantastic new growth opportunities aligned with compelling global megatrends, positioning us to continue to deliver sustainable long-term market outgrowth.”

SECOND QUARTER 2023 RESULTS
Net sales for the quarter were $398.6 million, compared to $445.3 million in the prior year period. Value-added sales were $268.3 million for the quarter, roughly flat with prior year due to the expected semiconductor demand softness, offset by strength in aerospace & defense, telecom & data center and precision clad strip.
Operating profit for the quarter was $35.4 million and net income was $24.1 million, or $1.15 per diluted share, compared to operating profit of $31.9 million and net income of $23.3 million, or $1.12 per diluted share in the prior year period.

Excluding special items3 primarily related to the targeted cost improvement initiatives, adjusted EBITDA was $55.5 million in the quarter, compared to $47.0 million in the prior year period. The increase was driven mainly by favorable price/mix, strong operational performance and the benefit of cost improvement initiatives.
Adjusted net income was $28.9 million excluding acquisition amortization, or $1.38 per diluted share, an increase of 8% compared to $1.28 per share in the prior year period.

OUTLOOK
With accelerating contributions from our organic pipeline, a semiconductor recovery expected to start in the fourth quarter, and the benefit of our targeted cost improvement initiatives, we remain confident in our ability to execute and deliver another year of record results. With that, we are affirming our adjusted earnings per share guidance in the range of $5.60 to $6.00, an increase of 10% at the midpoint versus the prior year.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, August 2, 2023. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 268050. A replay of the call will be available until August 16, 2023 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 46838. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 8

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,700 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2022 Annual Report on Form 10-K.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$398,551	$445,295	$841,076	$894,340
Cost of sales	309,496	357,868	660,685	731,622
Gross margin	89,055	87,427	180,391	162,718
Selling, general, and administrative expense	38,911	42,047	79,247	83,708
Research and development expense	7,154	7,592	14,776	14,666
Restructuring expense	1,454	—	2,118	1,076
Other — net	6,192	5,928	11,966	11,801
Operating profit	35,344	31,860	72,284	51,467
Other non-operating income—net	(726)	(1,168)	(1,456)	(2,337)
Interest expense — net	7,641	4,701	15,142	8,437
Income before income taxes	28,429	28,327	58,598	45,367
Income tax expense	4,347	5,072	8,928	8,093
Net income	$24,082	$23,255	$49,670	$37,274
Basic earnings per share:
Net income per share of common stock	$1.17	$1.13	$2.41	$1.82
Diluted earnings per share:
Net income per share of common stock	$1.15	$1.12	$2.38	$1.80
Weighted-average number of shares of common stock outstanding:
Basic	20,625	20,517	20,596	20,491
Diluted	20,896	20,723	20,892	20,743

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$16,574	$13,101
Accounts receivable, net	188,166	215,211
Inventories, net	455,343	423,080
Prepaid and other current assets	37,750	39,056
Total current assets	697,833	690,448
Deferred income taxes	3,248	3,265
Property, plant, and equipment	1,232,787	1,209,205
Less allowances for depreciation, depletion, and amortization	(739,670)	(760,440)
Property, plant, and equipment—net	493,117	448,765
Operating lease, right-of-use assets	60,207	64,249
Intangible assets, net	137,937	143,219
Other assets	25,140	22,535
Goodwill	320,229	319,498
Total Assets	$1,737,711	$1,691,979
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$27,471	$21,105
Accounts payable	123,862	107,899
Salaries and wages	21,552	35,543
Other liabilities and accrued items	42,501	54,993
Income taxes	2,558	3,928
Unearned revenue	15,306	15,496
Total current liabilities	233,250	238,964
Other long-term liabilities	13,658	12,181
Operating lease liabilities	55,951	59,055
Finance lease liabilities	13,824	13,876
Retirement and post-employment benefits	20,591	20,422
Unearned income	111,598	107,736
Long-term income taxes	827	665
Deferred income taxes	28,156	28,214
Long-term debt	412,733	410,876
Shareholders’ equity	847,123	799,990
Total Liabilities and Shareholders’ Equity	$1,737,711	$1,691,979

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	June 30, 2023	July 1, 2022
Cash flows from operating activities:
Net income	$49,670	$37,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	31,444	26,070
Amortization of deferred financing costs in interest expense	855	780
Stock-based compensation expense (non-cash)	5,042	3,694
Deferred income tax expense (benefit)	(166)	1,966
Changes in assets and liabilities:
Accounts receivable	26,886	(2,566)
Inventory	(36,451)	(67,304)
Prepaid and other current assets	1,210	(2,462)
Accounts payable and accrued expenses	(10,583)	8,897
Unearned revenue	(9,222)	(141)
Interest and taxes payable	(1,441)	(1,765)
Unearned income due to customer prepayments	15,061	13,059
Other-net	(1,783)	3,913
Net cash provided by operating activities	70,522	21,415
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(59,469)	(37,730)
Payments for mine development	(3,617)	—
Proceeds from sale of property, plant, and equipment	409	105
Payments for acquisition, net of cash acquired	—	(2,971)
Net cash used in investing activities	(62,677)	(40,596)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	15,151	54,853
Repayment of long-term debt	(7,743)	(7,177)
Principal payments under finance lease obligations	(1,117)	(1,334)
Cash dividends paid	(5,254)	(5,112)
Payments of withholding taxes for stock-based compensation awards	(4,872)	(2,812)
Net cash provided by financing activities	(3,835)	38,418
Effects of exchange rate changes	(537)	(1,524)
Net change in cash and cash equivalents	3,473	17,713
Cash and cash equivalents at beginning of period	13,101	14,462
Cash and cash equivalents at end of period	$16,574	$32,175

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net Sales
Performance Materials	$182.8	$154.9	$369.8	$304.5
Electronic Materials	190.7	261.0	419.5	531.8
Precision Optics	25.1	29.4	51.7	58.0
Total	$398.6	$445.3	$841.0	$894.3

Less: Pass-through Metal Cost
Performance Materials	$17.2	$20.9	$36.2	$41.4
Electronic Materials	113.1	155.2	238.0	323.8
Precision Optics	—	—	—	0.1
Other	—	0.4	—	1.1
Total	$130.3	$176.5	$274.2	$366.4

Value-added Sales (non-GAAP)
Performance Materials	$165.6	$134.0	$333.6	$263.1
Electronic Materials	77.6	105.8	181.5	208.0
Precision Optics	25.1	29.4	51.7	57.9
Other	—	(0.4)	—	(1.1)
Total	$268.3	$268.8	$566.8	$527.9

Gross Margin
Performance Materials(1)	$54.5	$39.0	$108.7	$76.3
Electronic Materials(1)	27.2	38.6	55.8	68.1
Precision Optics (1)	7.4	9.8	15.9	18.3
Other	—	—	—	—
Total	$89.1	$87.4	$180.4	$162.7
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8

	Second Quarter Ended		Six Months Ended
(Millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Operating Profit
Performance Materials	$36.5	$21.8	$72.0	$40.9
Electronic Materials	9.1	18.2	18.8	26.2
Precision Optics	(1.5)	0.7	(1.9)	—
Other	(8.7)	(8.8)	(16.6)	(15.6)
Total	$35.4	$31.9	$72.3	$51.5

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.1	$0.2	$0.3
Electronic Materials	—	—	—	—
Precision Optics	(0.2)	(0.2)	(0.4)	(0.4)
Other	(0.6)	(1.1)	(1.3)	(2.2)
Total	$(0.7)	$(1.2)	$(1.5)	$(2.3)

Depreciation, Depletion, and Amortization
Performance Materials	$8.5	$5.5	$15.9	$11.4
Electronic Materials	4.3	4.2	8.6	8.3
Precision Optics	3.0	2.6	5.9	5.3
Other	0.5	0.6	1.0	1.1
Total	$16.3	$12.9	$31.4	$26.1

Segment EBITDA
Performance Materials	$44.9	$27.2	$87.7	$52.0
Electronic Materials	13.4	22.4	27.4	34.5
Precision Optics	1.7	3.5	4.4	5.7
Other	(7.6)	(7.1)	(14.3)	(12.3)
Total	$52.4	$46.0	$105.2	$79.9

Special Items(2)
Performance Materials	$1.0	$—	$1.0	$2.7
Electronic Materials	1.2	0.4	1.6	7.2
Precision Optics	0.9	0.1	1.1	0.3
Other	—	0.5	—	1.5
Total	$3.1	$1.0	$3.7	$11.7

Adjusted EBITDA Excluding Special Items
Performance Materials	$45.9	$27.2	$88.7	$54.7
Electronic Materials	14.6	22.8	29.0	41.7
Precision Optics	2.6	3.6	5.5	6.0
Other	(7.6)	(6.6)	(14.3)	(10.8)
Total	$55.5	$47.0	$108.9	$91.6
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 30, 2023	% of VA	July 1, 2022	% of VA	June 30, 2023	% of VA	July 1, 2022	% of VA
Net sales	$398.6		$445.3		$841.0		$894.3
Pass-through metal cost	130.3		176.5		274.2		366.4
Value-added sales	$268.3		$268.8		$566.8		$527.9

Net income	$24.1	9.0%	$23.3	8.7%	$49.7	8.8%	$37.3	7.1%
Income tax expense	4.3	1.6%	5.1	1.9%	8.9	1.6%	8.1	1.5%
Interest expense - net	7.7	2.8%	4.7	1.7%	15.2	2.7%	8.4	1.6%
Depreciation, depletion and amortization	16.3	6.1%	12.9	4.8%	31.4	5.5%	26.1	4.9%
Consolidated EBITDA	$52.4	19.5%	$46.0	17.1%	$105.2	18.6%	$79.9	15.1%

Special items
Restructuring and cost reduction	$3.1	1.2%	$—	—%	$3.7	0.7%	$1.1	0.2%
Merger and acquisition costs	—	—%	1.0	0.4%	—	—%	10.6	2.0%
Total special items	3.1	1.2%	1.0	0.4%	3.7	0.7%	11.7	2.2%
Adjusted EBITDA	$55.5	20.7%	$47.0	17.5%	$108.9	19.2%	$91.6	17.4%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 30, 2023	Diluted EPS	July 1, 2022	Diluted EPS	June 30, 2023	Diluted EPS	July 1, 2022	Diluted EPS
Net income and EPS	$24.1	$1.15	$23.3	$1.12	$49.7	$2.38	$37.3	$1.80

Special items
Restructuring and cost reduction	$3.1		$—		$3.7		$1.1
Merger and acquisition costs	—		1.0		—		10.6
Provision for income taxes(1)	(0.8)		(0.3)		(1.5)		(2.6)
Total special items	2.3	0.12	0.7	0.04	2.2	0.11	9.1	0.44
Adjusted net income and adjusted EPS	$26.4	$1.27	$24.0	$1.16	$51.9	$2.49	$46.4	$2.24
Acquisition amortization (net of tax)	2.5	0.11	2.4	0.12	4.9	0.23	4.9	0.23
Adjusted net income and adjusted EPS excl. amortization	$28.9	$1.38	$26.4	$1.28	$56.8	$2.72	$51.3	$2.47
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Second Quarter Ended				Six Months Ended
(Millions)	June 30, 2023	% of VA	July 1, 2022	% of VA	June 30, 2023	% of VA	July 1, 2022	% of VA
Net sales	$182.8		$154.9		$369.8		$304.5
Pass-through metal cost	17.2		20.9		36.2		41.4
Value-added sales	$165.6		$134.0		$333.6		$263.1

EBITDA	$44.9	27.1%	$27.2	20.3%	$87.7	26.3%	$52.0	19.8%
Restructuring and cost reduction	1.0	0.6%	—	—%	1.0	0.3%	—	—%
Merger and acquisition costs	—	—%	—	—%	—	—%	2.7	1.0%
Adjusted EBITDA	$45.9	27.7%	$27.2	20.3%	$88.7	26.6%	$54.7	20.8%

Electronic Materials
	Second Quarter Ended				Six Months Ended
(Millions)	June 30, 2023	% of VA	July 1, 2022	% of VA	June 30, 2023	% of VA	July 1, 2022	% of VA
Net sales	$190.7		$261.0		$419.5		$531.8
Pass-through metal cost	113.1		155.2		238.0		323.8
Value-added sales	$77.6		$105.8		$181.5		$208.0

EBITDA	$13.4	17.3%	$22.4	21.2%	$27.4	15.1%	$34.5	16.6%
Restructuring and cost reduction	1.2	1.5%	—	—%	1.6	0.9%	0.8	0.4%
Merger and acquisition costs	—	—%	0.4	0.4%	—	—%	6.4	3.0%
Adjusted EBITDA	$14.6	18.8%	$22.8	21.6%	$29.0	16.0%	$41.7	20.0%

Precision Optics
	Second Quarter Ended				Six Months Ended
(Millions)	June 30, 2023	% of VA	July 1, 2022	% of VA	June 30, 2023	% of VA	July 1, 2022	% of VA
Net sales	$25.1		$29.4		$51.7		$58.0
Pass-through metal cost	—		—		—		0.1
Value-added sales	$25.1		$29.4		$51.7		$57.9

EBITDA	$1.7	6.8%	$3.5	11.9%	$4.4	8.5%	$5.7	9.8%
Restructuring and cost reduction	0.9	3.6%	—	—%	1.1	2.1%	0.2	0.3%
Merger and acquisition costs	—	—%	0.1	0.3%	—	—%	0.1	0.2%
Adjusted EBITDA	$2.6	10.4%	$3.6	12.2%	$5.5	10.6%	$6.0	10.4%

Other
	Second Quarter Ended				Six Months Ended
(Millions)	June 30, 2023	% of VA	July 1, 2022	% of VA	June 30, 2023	% of VA	July 1, 2022	% of VA
EBITDA	$(7.6)		$(7.1)		$(14.3)		$(12.3)
Restructuring and cost reduction	—		—		—		0.1
Merger and acquisition costs	—		0.5		—		1.4
Adjusted EBITDA	$(7.6)		$(6.6)		$(14.3)		$(10.8)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Gross Margin
Performance Materials	$54.5	$39.0	$108.7	$76.3
Electronic Materials	27.2	38.6	55.8	68.1
Precision Optics	7.4	9.8	15.9	18.3
Other	—	—	—	—
Total	$89.1	$87.4	$180.4	$162.7

Special Items (1)
Performance Materials	$0.7	$—	$0.7	$2.6
Electronic Materials	0.6	—	0.6	5.0
Precision Optics	0.3	—	0.3	—
Other	—	—	—	—
Total	$1.6	$—	$1.6	$7.6

Adjusted Gross Margin
Performance Materials	$55.2	$39.0	$109.4	$78.9
Electronic Materials	27.8	38.6	56.4	73.1
Precision Optics	7.7	9.8	16.2	18.3
Other	—	—	—	—
Total	$90.7	$87.4	$182.0	$170.3
(1) Special items impacting gross margin represent restructuring and cost reduction in 2023 and merger and acquisition costs in 2022.